UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Offering

On September 23, 2025, Sadot Group Inc. (the “Company”) consummated a registered direct offering of shares of common stock (the “Shares”), par value $0.0001 per share (the “Common Stock”), and pre-funded warrants to purchase shares of common stock (the “Pre-funded Warrants” and, together with the Shares, the “Securities”), for a purchase price of $6.14 per Share and $6.1399 per Pre-funded Warrant (representing the per share purchase price minus the exercise price of $0.0001 per warrant share), resulting in aggregate gross proceeds of approximately $500,000, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes and working capital. The offering closed on September 23, 2025.

The Securities Offered

The Shares and the shares issuable upon exercise of the Pre-funded Warrants were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-283813) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the SEC, and a prospectus supplement dated September 19, 2024.

Engagement Agreement

In connection with the offering, on September 23, 2025, the Company entered into an Engagement Agreement (the “Engagement Agreement”) with Digital Offering LLC (the “Placement Agent”), pursuant to which the Placement Agent acted as a non-exclusive placement agent for the Company in connection with the offering to the sole investor, Helena Global Investment Opportunities I Ltd (the “Investor”), on a best efforts basis, at the purchase prices noted above. Pursuant to the Engagement Agreement, the Company agreed to pay the Placement Agent a cash fee of 1.25% of the net proceeds raised in connection with the sale of the Securities or drawn from the equity line of credit as further described below. The Engagement Agreement has a term commencing on the execution date and terminating automatically on the earlier of (i) the date that is two (2) months from the first date on which the offering is officially commenced, or (ii) termination by the Company. Upon termination, the Placement Agent will be entitled to collect all fees and any subsequent fees on the associated transaction for the life of the equity line of credit. Notwithstanding any termination, if at any time after termination the Company receives cash consideration from the Investor, the Company shall pay the Placement Agent fees in accordance with the terms of the Engagement Agreement.

Securities Purchase Agreement

In connection with the offering, on September 23, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Investor, pursuant to which the Investor agreed to purchase the Securities at the purchase prices noted above. The Securities Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations, and closing conditions.

The foregoing does not purport to be a complete description of the Engagement Agreement or the Securities Purchase Agreement and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1 and 10.1, respectively, to this Form 8-K and incorporated herein by reference.

Equity Line

On September 23, 2025, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with the Investor. Pursuant to the Purchase Agreement, the Company shall have the right to issue and sell to the Investor, from time to time as provided therein, and the Investor shall purchase from the Company, up to $10,000,000 (the “Commitment Amount”) of the Company’s Common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The Company is not obligated to sell any shares of Common Stock pursuant to the Purchase Agreement except as specified therein.

Under the Purchase Agreement, subject to the satisfaction of certain conditions, the Company may, in its sole discretion, deliver written notices (each, an “Advance Notice”) to the Investor to purchase a portion of the Commitment

Amount (each, an “Advance”). The amount of each Advance may not exceed the Maximum Advance Amount, which is the lesser of (i) 100% of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, and (ii) $5,000,000, unless otherwise mutually agreed by the parties. For purposes of the Purchase Agreement, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day.

The shares of Common Stock purchased pursuant to an Advance will be purchased at a price (the “Purchase Price”) equal to 97% of the lowest daily closing VWAP during the Pricing Period minus clearing fees, brokerage fees, transfer agent fees and legal costs associated with the applicable Advance; provided that if during any Trading Day during the Pricing Period the VWAP at the end of any given 1-hour interval has changed by +/- 7% versus the previous 1-hour interval, the VWAP for such Trading Day will be deemed to be 90% of the Investor’s sale execution for that day in respect of the Common Stock. The Pricing Period is generally three (3) Trading Days commencing on the date of the Investor’s receipt of the Common Stock relating to such Advance (subject to adjustments for Secondary Advances). The last 30 minutes of trading on such Trading Day during the Pricing Period will be deemed as the final “1-hour” interval of such Trading Day.

Pursuant to the Purchase Agreement, the Company agreed that if it has not submitted Advance Notices in an aggregate amount of at least $2,000,000 (the “Threshold Amount”) prior to the date that is six (6) months following the effective date of the registration, it shall pay to the Investor in liquidated damages the amount of $100,000 for every 30 day period thereafter until it shall have submitted Advance Notices in an amount equal to the Threshold Amount.

Sales of shares of Common Stock to the Investor under the Purchase Agreement will be subject to certain limitations, including (i) an Ownership Limitation providing that the Company shall not issue, and the Investor shall not purchase, any shares of Common Stock if such issuance would cause the Investor’s beneficial ownership to exceed 4.99% of the then issued and outstanding shares of Common Stock, (ii) a Registration Limitation providing that the Company shall not issue any shares of Common Stock if such issuance would exceed the number of Registrable Securities registered on an effective Registration Statement, and (iii) an Exchange Cap providing that the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement in an amount that would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement, unless stockholder approval is obtained.

In consideration for the Investor’s execution and delivery of the Purchase Agreement, the Company shall issue to the Investor Commitment Fee Shares having an aggregate value of $100,000, calculated as $100,000 divided by the lowest one-day VWAP during the five (5) Trading Days immediately preceding the entry into the Purchase Agreement (the “Original Commitment Fee Share Amount”). If the closing price of the Common Stock on the Principal Market on the Trading Day the Registration Statement is declared effective is less than the Commitment Fee Share Reference Price, the Company shall issue additional Make-Whole Shares such that the total Commitment Fee Shares equal $100,000 divided by such closing price, minus the Original Commitment Fee Share Amount. The Commitment Fee Shares will bear a standard restrictive legend and be Registrable Securities under the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Company, indemnification rights, and agreements of the parties, as well as certain customary covenants.

The Purchase Agreement will terminate on the earliest to occur of (i) the expiration of the Commitment Period (which commences on the date of the Purchase Agreement and expires upon termination in accordance with the Purchase Agreement), (ii) the date on which the Investor shall have purchased the total Commitment Amount pursuant to the Purchase Agreement, (iii) the date the Purchase Agreement is terminated pursuant to its terms, or (iv) the date on which the Common Stock fails to be listed or quoted on the Nasdaq Capital Market or other eligible market.

The Company has agreed to file a registration statement with the SEC within 15 days of the date of the Purchase Agreement (“Filing Deadline”) and to use commercially reasonable efforts to have it declared effective in no event later than 90 calendar days following the date of the Purchase Agreement (“Effectiveness Deadline”). If the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline, the Company will be unable to issue Advances under the Purchase Agreement until such registration statement is filed and effective, as the Investor would be unable to resell the shares without an effective Registration Statement. Such failure may constitute a material breach of the Purchase Agreement, entitling the Investor to terminate the Agreement and seek other remedies, including indemnification for any losses incurred. If the registration statement is not filed on or prior to the Filing Deadline or a registration statement is not declared effective by the SEC by the Effectiveness Deadline, then, in addition to any other rights the Investor may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date, the Company shall pay to the Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the Commitment Amount.

The Company intends to use the net proceeds from any sales of Common Stock pursuant to the Purchase Agreement, if any, for working capital and general corporate purposes.

December Notes

On December 3, 2024, we entered into a Purchase Agreement (the “December 2024 Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with certain institutional investors (“December 2024 Purchasers”) and issued an aggregate of $3.75 million aggregate principal amount of convertible senior notes due in 2025 (the “December 2024 Convertible Notes”) for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company. Pursuant to the December 2024 Agreement, the December 2024 Convertible Notes were issued with an original issue discount of 20%. On July 23, 2025, the Company entered into an Amendment and Waiver with the December 2024 Purchasers, amending the certain December 2024 Agreement and the December 2024 Notes. On September 22, 2025, the Company and the December 2024 Purchasers entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the December 2024 Notes from 19% to 21% and agreed to a lock up of 30 days. The repayment percentage will increase to 27.5% upon repayment in full of the October 2024 Note as set forth below.

October 2024 Notes

On October 22, 2024, the Company entered into a Securities Purchase Agreement with an accredited investor (the “October 2024 Purchaser”), pursuant to which the Company issued a convertible promissory note (the “October 2024 Note”) in the principal amount of $1,375,000 for a purchase price of $1,100,000, reflecting an original issue discount of $275,000. The October 2024 Note was originally due on April 10, 2025, and bears interest payable on the maturity date. On July 23, 2025, the Company entered into an amendment to the October 2024 Note. On September 22, 2025, the Company and the October 2024 Purchaser entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the October 2024 Notes from 6% to 6.5% and agreed to a lock up of 30 days.
Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the shares of Common Stock pursuant to the Purchase Agreement will not be registered under the Securities Act. The Company has agreed to file one or more registration statements (the “Registration Statement”) with the SEC registering the resale by the Investor of the Registrable Securities (which include the Commitment Fee Shares, the shares issued pursuant to Advances, and any securities issued in respect thereof) in accordance with the terms of the Purchase Agreement.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
1.1	Engagement Agreement between Sadot Group Inc. and Digital Offering LLC dated September 23, 2025
10.1	Securities Purchase Agreement between Sadot Group Inc. and Helena Global Investment Opportunities I Ltd. dated September 23, 2025
10.2	Purchase Agreement between Sadot Group Inc. and Helena Global Investment Opportunities I Ltd. dated September 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: September 24, 2025